Exhibit 99.1

Guardian Pharmacy Services, Inc. Reports First Quarter 2025 Financial Results

ATLANTA, May 12, 2025—(BUSINESS WIRE)— Guardian Pharmacy Services, Inc. (“Guardian”) (NYSE: GRDN), one of the nation’s largest long-term care (LTC) pharmacy services companies, today announced financial results for the first quarter ended March 31, 2025.

First Quarter 2025 Highlights

•

Revenue of $329.3 million, an increase of 20% year-over-year, driven by organic growth and the previously announced acquisitions of Heartland Pharmacy on April 1, 2024 and Freedom Pharmacy on November 1, 2024 (the “acquisitions”).

•	Resident Count of 189,000 at the end of the quarter, an increase of 15% year-over-year and up from 186,000 at December 31, 2024, attributable to organic growth and the acquisitions.

•	Net Income of $9.3 million, an increase of $2.2 million year-over-year. [1]

•	Adjusted EBITDA of $23.4 million, an increase of 16% year-over-year, after the impact of approximately $1.0 million of costs to operate as a public company.[2]

•	Cash and cash equivalents at the end of the period was $14.0 million with no long-term debt outstanding.

Commenting on the quarter, Fred Burke, President & CEO of Guardian, said, “We are pleased to report a strong start to 2025, marked by robust momentum in the first quarter which we believe positions us well for the remainder of the year. We delivered double-digit year-over-year growth in revenue, resident count, and adjusted EBITDA. In addition, we closed a small acquisition in Wichita, Kansas on April 1, 2025, bringing the total number of Guardian pharmacies to 52. Importantly, our acquisition pipeline remains highly active, and we are excited about near-term opportunities on the horizon.”

Looking ahead, Mr. Burke continued, “Our solid results reflect the strength of our business and suggest that full-year revenue will come in toward the upper end of the range of $1.330 billion to $1.350 billion. We are reaffirming our Adjusted EBITDA guidance of $97 million to $101 million. Due to the timing and potential variability associated with integration expenses, we are maintaining a conservative outlook at this early point in the year.”

“As we progress through 2025, Guardian remains focused on delivering organic growth and operational excellence in our core business. We are also successfully integrating our newer pharmacies using our proven playbook designed to bring our new locations to Guardian’s established profitability benchmark. We are confident that this strategy, coupled with acquisitions, will continue to drive meaningful value for our shareholders.”

Reaffirmed 2025 Full Year Guidance

•	Revenue - $1.330 billion to $1.350 billion

•	Adjusted EBITDA - $97.0 million to $101.0 million

This guidance does not include potential future M&A activity and/or contiguous expansions. Additionally, guidance for Adjusted EBITDA includes a full year of incremental public company expenses of approximately $4.0 million, compared to just one quarter of related expenses in 2024.

[1]

Net income for the three months ended March 31, 2025 includes provision for income tax expense of $3.8 million. Prior to the Company’s initial public offering (“IPO”), we conducted our business through Guardian Pharmacy, LLC, and its majority-owned and wholly-owned limited liability company subsidiaries, which were treated for income tax purposes as partnerships and disregarded entities, respectively. As such, no income tax expense was recorded during the three months ended March 31, 2024.

[2]	Adjusted EBITDA is a non-GAAP financial measure. See reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure, below.

Guardian has not provided a quantitative reconciliation of forecasted Adjusted EBITDA, which is a non-GAAP financial measure to forecasted net income within this release because Guardian is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence due to the variability and complexity of such items. These items include, but are not limited to, income taxes and share-based compensation. These items, which could materially affect the computation of forecasted net income, are inherently uncertain and depend on various factors that are not estimable at this time.

Conference Call Information

Guardian will host a conference call to discuss its first quarter 2025 financial results on Monday, May 12, 2025, at 4:30 p.m. ET. The conference call will be available via audio webcast at https://investors.guardianpharmacy.com and can also be accessed by dialing (646) 564-2877 for U.S. participants, or +1 (800) 549-8228 for international participants, and referencing conference ID “96083.” A replay will be available shortly after the call’s completion and remain available for approximately 60 days.

About Guardian Pharmacy Services

Guardian Pharmacy Services is a leading long-term care pharmacy services company that provides an extensive suite of technology-enabled services designed to help residents of long-term health care facilities (“LTCFs”) adhere to their appropriate drug regimen, which in turn helps reduce the cost of care and improve clinical outcomes. As of March 31, 2025, our 51 pharmacies served approximately 189,000 residents in approximately 7,000 LTCFs across 38 states.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements are all statements other than those of historical fact. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are forward-looking. These statements are often, but not always, made through the use of words such as “aims,” “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “should,” “will,” “would,” and similar expressions. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties which are subject to change based on various important factors, many of which are beyond our control. Such risks and uncertainties include: our ability to effectively execute our business strategies, implement new initiatives and improve efficiency; our ability to effectively market and sell, customer acceptance of, and competition for, our pharmaceutical and health care services in new and existing markets; our relationships with pharmaceutical wholesalers and key manufacturers, LTCFs and health plan payors; our ability to maintain and expand relationships with LTCF operators on favorable terms; the impact of a national emergency, public health crisis, global pandemic or outbreak of infectious disease on our employees and business and on our supply chain and the LTCFs we serve; continuing government and private efforts to lower pharmaceutical costs, including by limiting pharmacy reimbursements; changes in, and our ability to comply with, healthcare and other applicable laws, regulations or interpretations; further consolidation of managed care organizations and other health plan payors and changes in the terms of our agreements with these parties; our ability to retain members of our senior management team, our local pharmacy management teams and our pharmacy professionals; our exposure to, and the results of, claims, legal proceedings and governmental inquiries; our ability to maintain the security and integrity of our operating and information technology systems and infrastructure (e.g., against cyber-attacks); product liability, product recall, personal injury or other health and safety issues related to the pharmaceuticals we dispense; the impact of supply chain and other manufacturing disruptions or trade policies related to the pharmaceuticals we dispense; the sufficiency of our sources of liquidity and financial resources to fund our future operating expenses and capital expenditure requirements, and our ability to raise additional capital, if needed; the misuse or off-label use, or errors in the dispensing or administration, of the pharmaceuticals we dispense; and volatility of our stock price. We are subject to additional risks and uncertainties described in our periodic reports filed with the Securities and Exchange Commission from time to time, including in the “Risk Factors” section contained in our most recent Annual Report on Form 10-K, which report is publicly available at www.sec.gov and via our website, investors.guardianpharmacy.com Any forward-looking statements in this press release should be evaluated in light of these important risk factors. This press release reflects management’s views as of the date hereof. Except to the extent required by applicable law, Guardian undertakes no obligation to update or revise any information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise.

Additional Information

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and subsequent filings. Copies of our reports are available on our website at no expense at investors.guardianpharmacy.com and through the SEC’s website at www.sec.gov.

Use of Non-GAAP Financial Measures

To supplement our results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), we also present Adjusted EBITDA and Adjusted SG&A, which are non-GAAP financial measures. We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, as adjusted to exclude the impact of items and amounts that we view as not indicative of our core operating performance, including share-based compensation, acquisition accounting adjustments, certain legal and regulatory items, and public company and financing-related activities. We define Adjusted SG&A as GAAP selling, general, and administrative expenses adjusted to exclude the impact of share-based compensation, expenses relating to certain legal and regulatory items, and public company and financing-related activities. Adjusted EBITDA and Adjusted SG&A do not have a definition under GAAP, and our definition of Adjusted EBITDA and Adjusted SG&A may not be the same as, or comparable to, similarly titled measures used by other companies.

We use Adjusted EBITDA and Adjusted SG&A to better understand and evaluate our core operating performance and trends. We believe that presenting Adjusted EBITDA and Adjusted SG&A provides useful information to investors in understanding and evaluating our operating results, as it permits investors to view our core business performance using the same metrics that management uses to evaluate our performance.

There are a number of limitations related to the use of Adjusted EBITDA and Adjusted SG&A rather than the most directly comparable GAAP financial measure, including:

•	Adjusted EBITDA does not reflect interest and income tax payments that represent a reduction in cash available to us;

•

Depreciation and amortization are non-cash charges and the assets being depreciated may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA and Adjusted SG&A do not consider the impact of share-based compensation; and

•	Adjusted EBITDA and Adjusted SG&A exclude the impact of certain legal and regulatory items, which can affect our current and future cash requirements.

Because of these limitations, Adjusted EBITDA and Adjusted SG&A should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. You should consider Adjusted EBITDA and Adjusted SG&A alongside other financial measures, including net income, GAAP selling, general, and administrative expense and our other financial results presented in accordance with GAAP. For a reconciliation of Adjusted EBITDA to net income, and Adjusted SG&A to GAAP selling, general, and administrative expense, for the historical periods presented herein, please see the reconciliation tables below.

GUARDIAN PHARMACY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In thousands, except share amounts)	December 31, 2024	March 31, 2025
Assets
Current assets:
Cash and cash equivalents	$4,660	$13,999
Accounts receivable, net	97,153	97,409
Inventories	40,550	43,432
Other current assets	9,622	11,204

Total current assets	151,985	166,044

Property and equipment, net	49,883	51,472
Intangible assets, net	14,912	14,077
Goodwill	69,296	69,296
Operating lease right-of-use assets	29,079	27,449
Deferred tax assets	5,272	5,272
Other assets	383	388

Total assets	$320,810	$333,998

Liabilities and equity
Current liabilities:
Accounts payable	$102,420	$101,665
Accrued compensation	14,430	10,477
Operating leases, current portion	6,836	6,670
Other current liabilities	20,435	26,485

Total current liabilities	144,121	145,297

Operating leases, net of current portion	23,297	21,793
Other liabilities	3,416	3,691

Total liabilities	$170,834	$170,781

Commitments and contingencies (see Note 5)

Equity:
Class A common stock- 700,000,000 shares authorized, par value $0.001; 22,719,946 and 9,200,000 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	9	23
Class B common stock- 100,000,000 shares authorized, par value $0.001; 40,566,696 and 54,087,158 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	54	40
Additional paid-in capital	125,484	129,452
Retained earnings	17,124	26,572
Non-controlling interests	7,305	7,130

Total equity	149,976	163,217

Total liabilities and equity	$320,810	$333,998

GUARDIAN PHARMACY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
(In thousands, except share and per share amounts)	2024	2025
Revenues	$275,410	$329,308
Cost of goods sold	220,309	264,959

Gross profit	55,101	64,349

Selling, general, and administrative expenses	47,168	51,344

Operating income	7,933	13,005

Other expenses (income):
Interest expense	765	170
Other expense (income), net	73	(271)

Total other expenses (income)	838	(101)

Income before income taxes	7,095	13,106
Provision for income taxes	—	3,833

Net income	7,095	9,273

Less net income attributable to Guardian Pharmacy, LLC prior to the Corporate Reorganization	2,786	—
Less net income (loss) attributable to non-controlling interests	4,309	(175)

Net income attributable to Guardian Pharmacy Services, Inc.	$—	$9,448

Net income per share of Class A and Class B common stock [1]
Basic	N/A	$0.15
Diluted	N/A	$0.15
Weighted-average Class A and Class B common shares outstanding
Basic	N/A	62,043,311
Diluted	N/A	62,914,077

[1]

Basic and diluted net income per share of Class A and Class B common stock is applicable only for the three months ended March 31, 2025, which is the only period presented following the IPO and related Corporate Reorganization.

GUARDIAN PHARMACY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31,
(In thousands)	2024	2025
Operating activities
Net income	$7,095	$9,273
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,751	5,267
Share-based compensation expense	5,945	3,968
Provision for losses on accounts receivable	1,395	896
Other	(26)	(141)
Changes in operating assets and liabilities:
Accounts receivable	(9,542)	(1,007)
Inventories	(1,831)	(2,881)
Other current assets	(2,211)	(1,588)
Accounts payable	7,187	1,874
Accrued compensation	(7,309)	(3,953)
Other operating liabilities	3,200	5,842

Net cash provided by operating activities	8,654	17,550

Investing activities
Purchases of property and equipment	(3,692)	(5,805)
Other	94	260

Net cash used in investing activities	(3,598)	(5,545)

Financing activities
Payments of equity offering costs	—	(1,534)
Repayment of notes payable	(1,000)	—
Borrowings from line of credit	57,800	—
Repayments of line of credit	(50,800)	—
Principal payments on finance lease obligations	(1,103)	(1,132)
Contributions from non-controlling interests	278	135
Distributions to non-controlling interests	(3,679)	(135)
Member distributions	(7,130)	—

Net cash used in financing activities	(5,634)	(2,666)

Net change in cash and cash equivalents	(578)	9,339
Cash and cash equivalents, beginning of period	752	4,660

Cash and cash equivalents, end of period	$174	$13,999

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$757	$175

Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment through finance leases	$610	$1,591

GUARDIAN PHARMACY SERVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA AND ADJUSTED SG&A TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES

(UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2024	2025
Net income	7,095	9,273
Add:
Interest expense (income), net	765	(2)
Depreciation and amortization	4,751	5,267
Provision for income taxes	—	$3,833

EBITDA	$12,611	$18,371

Share-based compensation (1)	5,945	3,968
Certain legal & other regulatory matters (2)	1,699	296
Public company and financing-related activities(3)	—	798

Adjusted EBITDA	$20,255	$23,433

Net income as a percentage of revenue	2.6%	2.8%

Adjusted EBITDA as a percentage of revenue	7.4%	7.1%

GAAP selling, general, and administrative expenses	$47,168	$51,344
Subtract:
Share-based compensation (1)	5,945	3,968
Certain legal & other regulatory matters (2)	1,699	296
Public company and financing-related activities (3)	—	798

Adjusted SG&A	$39,524	$46,282

GAAP selling, general, and administrative expenses as a percentage of revenue	17.1%	15.6%

Adjusted SG&A as a percentage of revenue	14.4%	14.1%

(1)

Prior to the Corporate Reorganization and IPO, our share-based compensation expense primarily represented non-cash recognition of changes in the value of Restricted Interest Unit awards, which had historically been recorded as a liability using a cash settlement methodology as calculated on a quarterly basis. In connection with the Corporate Reorganization and IPO, certain Restricted Interest Unit awards were modified, resulting in the modified awards being equity classified. Share-based compensation expense for the three months ended March 31, 2025 relates to equity-classified awards.

(2)

Represents non-recurring attorney’s fees, settlement costs and other expenses associated with certain legal proceedings. The Company excludes such charges when evaluating operating performance because it does not incur such charges on a predictable basis and exclusion allows for consistent evaluation of operations.

(3)	Represents non-recurring costs associated with the transition to a public company and various financing-related activities.

Contact:

Ashley Ragsdale Stockton

Senior Director, Investor Relations

Guardian Pharmacy Services, Inc.

470-995-1798

IR@guardianpharmacy.net